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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                  JUNE 25, 1998


                Date of report (Date of earliest event reported)


                                BOWNE & CO., INC.


             (Exact name of registrant as specified in its charter)



       DELAWARE                             1-05842             13-2618477
(State of incorporation organization)     (Commission         (I.R.S. Employer
                                          File Number)       Identification No.)



         345 HUDSON STREET
         NEW YORK, NEW YORK                                          10014
(Address of principal executive offices)                           (zip code)


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Item 4.    Change in Registrant's Certifying Accountant.

         On June 25, 1998 Bowne & Co., Inc. (the "Company") with the approval of the Company's Audit Committee and Board of Directors appointed the firm of KPMG Peat Marwick LLP ("KPMG") as the new auditors for the Company effective immediately and discharged the Company's current auditors, Ernst & Young LLP ("Ernst & Young").

         The accountants' reports of Ernst & Young on the Company's financial statements for each of the two most recent fiscal years, ending December 31, 1997 and October 31, 1996, did not contain an adverse opinion or a disclaimer of opinion, nor were the reports modified or qualified as to uncertainty, audit scope, or accounting principles.

         During the Company's two most recent fiscal years and the interim period preceding this report there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in their reports. During this period, there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

         The Company requested Ernst & Young to furnish it a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter dated June 25, 1998 is filed as an Exhibit to this Form 8-K.

         During the Company's two most recent fiscal years, and any subsequent interim period prior to engaging KPMG, the Company has not consulted KPMG regarding the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered with respect to the Company's financial statements.

Item 7.  Exhibits.

                  16. Letter from Ernst & Young LLP dated June 25, 1998 regarding the change in certifying accountant.


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                                    SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         BOWNE & CO., INC


                                         /s/ Douglas F. Bauer
                                         ---------------------------------------
                                         Douglas F. Bauer
                                         Counsel and Corporate Secretary

Dated:  June 25, 1998